UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

UGI Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-11071 (Commission File Number)	23-2668356 (IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2024, UGI Corporation (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Robert Flexon as President and Chief Executive Officer, effective November 1, 2024. The Company also announced that Mr. Flexon will be appointed as a member of the Board, effective November 1, 2024.  Mario Longhi will cease serving as Interim President and Chief Executive Officer, effective November 1, 2024.  Mr. Longhi will continue to serve as Chair of the Board, a role in which he has served since January 2024. Alan Harris will cease serving as the Board’s Presiding Director, effective November 1, 2024.

In connection with this appointment and effective October 31, 2024, Mr. Flexon, age 66, will step down from the Board of Directors of PG&E Corporation (NYSE: PCG), parent company of Pacific Gas and Electric Company, where he has served as Chair since the Company’s emergence from Chapter 11 in 2020.  Beginning in 2021, he served as a director of The Electric Reliability Council of Texas, Inc., a nonprofit corporation, and will depart the Board at the end of his term in December 2024.  Mr. Flexon also serves as Chair of the Board of Nexus Water Group, a privately held company, a position he has held since 2024, and currently serves as Chair of the Board of Capstone Green Energy Holdings, Inc., a provider of customized microgrid solutions, on-site resilient green Energy-as-a-Service solutions and onsite energy technology systems, a position he has held since 2021.  Mr. Flexon joined the Capstone Board as a director in 2018 and also served as Capstone’s Interim President and Chief Executive Officer from August 2023 until March 2024 to lead the Company’s restructuring.

From July 2011 to April 2018, Mr. Flexon was President and Chief Executive Officer and Director of Dynegy Inc., a power generating company that owned and operated a number of natural gas-fueled or coal-fueled power stations in the U.S.  Prior to his service with Dynegy, Mr. Flexon served as the Company’s Chief Financial Officer from February 2011 to July 2011.  Mr. Flexon joined the Company from Foster Wheeler AG (NASDAQ: FWLT), a global engineering and construction contractor and power equipment supplier, where he served as Chief Executive Officer in 2010, as President and Chief Executive Officer of Foster Wheeler USA from 2009 to 2010 and as a director of Foster Wheeler AG from 2006 to 2009. Prior to becoming Chief Executive Officer at Foster Wheeler USA, Mr. Flexon was Executive Vice President and Chief Financial Officer of NRG Energy, Inc., a wholesale power generation company, a position which he held from February 2009 to November 2009. He previously served as Executive Vice President and Chief Operating Officer of NRG Energy, Inc. from March 2008 to February 2009 and as Executive Vice President and Chief Financial Officer of NRG Energy, Inc. from 2004 to 2008. Before joining NRG Energy, Inc., Mr. Flexon held executive positions with Hercules, Inc., a manufacturer of specialty chemicals, and various key positions, including General Auditor, with Atlantic Richfield Company. He began his career as a CPA with the former Coopers & Lybrand from 1980 to 1987.

In connection with Mr. Flexon’s appointment as the Company’s President and Chief Executive Officer, the Company entered into an offer letter (the “Offer Letter”) with Mr. Flexon, effective as of November 1, 2024. Pursuant to the Offer Letter, Mr. Flexon will receive an annual base salary of $1,150,000 and a one-time cash sign-on bonus of $300,000. In addition, Mr. Flexon will participate in the Company’s annual bonus plan. His target annual bonus plan opportunity, as a percentage of annual base salary, will be 125%, prorated for fiscal year 2025 based on his commencement of employment date. Mr. Flexon also will receive reimbursement for relocation expenses consistent with the Company’s Relocation Policy. Mr. Flexon also will participate in the Company’s long-term compensation plan, the UGI Corporation 2021 Incentive Award Plan (the “2021 Plan”). The Company’s Board of Directors approved an equity award to Mr. Flexon under the 2021 Plan to be effective upon his date of his commencement of employment, with an aggregate value of $5,112,500. Such award will consist of the following: (i) approximately 60% of the total value in performance units with dividend equivalents that may be earned on Mr. Flexon’s third anniversary of his employment commencement date if certain annualized Total Shareholder Return metrics are satisfied and (ii) approximately 40% of the total value in time-restricted stock units with dividend equivalents that will vest 50% on the second anniversary of his employment commencement date and 50% on the third anniversary of his employment commencement date, with each stock unit representing a time-restricted share of UGI Corporation common stock.

Mr. Flexon will participate in the Company’s benefit plans, including the Company’s 2009 Supplemental Executive Retirement Plan for New Employees (“SERP”) and the Company’s Executive Severance Plan (“Severance Plan”). Additionally, pursuant to a Change in Control Agreement, the Company will provide Mr. Flexon with cash benefits (“Benefits”) if the Company terminates his employment without cause or if he terminates employment for good reason at any time within (2) two years following a change in control of the Company. Benefits under this Change in Control Agreement will be equal to 3 times his annual base salary and annual bonus. In order to receive Benefits under his Change in Control Agreement, Mr. Flexon is required to execute a release discharging the Company and its subsidiaries from liability or any claims he may have against any of them, other than claims or amounts or benefits due him under any plan, program, or contract provided by or entered into with the Company or its subsidiaries. Descriptions of the Company’s SERP and Severance Plan are included in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on December 15, 2023. In addition to the benefits set forth above, Company-paid life and disability insurance are generally available to all employees. Mr. Flexon is also eligible for certain executive perquisites, consistent with such perquisites available to the Company’s other executives.  In connection with his employment, Mr. Flexon will be required to enter into a Confidentiality, Non-Competition and Non-Solicitation Agreement with the Company.

Other than as disclosed in this Current Report, there are no arrangements or understandings between Mr. Flexon and any other person pursuant to which Mr. Flexon was appointed as the President and Chief Executive Officer. There are also no family relationships among any of the Company’s other directors or executive officers and Mr. Flexon, and Mr. Flexon does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the foregoing is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description
99.1	Press Release of UGI Corporation dated October 15, 2024.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

October 15, 2024	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Vice President, Deputy General Counsel and Secretary